SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 30, 2009 (October 28, 2009)
Republic Services, Inc.
(Exact name of registrant as specified in charter)
Delaware
(State or other jurisdiction of incorporation)

1-14267	65-0716904
(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way
Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (480) 627-2700
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(d) The Board of Directors (the “Board”) of Republic Services, Inc. (“Republic”) elected Michael Larson, 50, to serve on the Board effective October 28, 2009. The Board further appointed Mr. Larson as a member of its Compensation Committee and its Nominating and Corporate Governance Committee. Michael Larson is the Business Manager of Cascade Investment, L.L.C. and is the Chief Investment Officer for William H. Gates III. Cascade Investment, L.L.C. (which is wholly owned by Mr. Gates) and the Bill & Melinda Gates Foundation Trust own in the aggregate approximately 15% of Republic’s common stock. Mr. Larson disclaims any beneficial ownership of the Republic common stock beneficially owned by Cascade Investment, L.L.C. and the Bill & Melinda Gates Foundation Trust. Mr. Larson currently serves on the Board of Directors and Audit Committee of Pan American Silver Corp. He also serves on the Board of Directors for Hamilton Lane Advisors, L.L.C. and Grupo Televisa, S.A.B. and is Chairman of the Board of Trustees for two closed-end investment funds: the Western Asset/Claymore Inflation Linked Securities & Income Fund and the Western Asset/Claymore Inflation-Linked Opportunities & Income Fund. Mr. Larson is a trustee and Chairman of the Investment Committees at Claremont McKenna College and Lakeside School and serves on the Investment Committees for the University of Washington and the UNCF Gates Millennium Scholars Program. Mr. Larson earned an MBA from the University of Chicago and a BA from Claremont Men’s College.
Mr. Larson is eligible to receive equity and cash compensation in accordance with Republic’s previously adopted compensation arrangements for non-employee directors, including (i) 7,500 annual restricted stock units, beginning October 28, 2009 (subject, in the case of Mr. Larson’s 2009 annual award, to pro rata reduction based on the number of days remaining in 2009), that will be issued upon Mr. Larson’s termination of service as a member of the Board, (ii) a one-time grant of 9,509 restricted stock units, effective on October 28, 2009, that will vest and be issued in three equal annual installments commencing one year after the date of the award, (iii) an annual retainer of $80,000 and (iv) $1,500 for each Board or committee meeting attended. In addition, at the end of any quarter in which dividends are distributed to stockholders, Republic’s non-employee directors, including Mr. Larson, receive additional restricted stock units with a value (based on the closing price of Republic’s stock on the dividend payment date) equal to the value of dividends they would have received on all restricted stock units held by them on the dividend record date.
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
Effective as of October 28, 2009, the Board amended and restated Republic’s Bylaws to repeal Article IX (as amended and restated, the “Amended and Restated Bylaws”), which provided for a special governance structure for a specified period of time following completion of Republic’s merger (the “Merger”) with Allied Waste Industries, Inc. (“Allied”). The key features of the repealed Article IX and the Amended and Restated Bylaws are as follows:
Republic Board of Directors
The repealed Article IX provided that:
•	the Republic board of directors was required to have a “Continuing Republic Committee,” consisting solely of five Continuing Republic Directors, defined as directors who were either (1) members of the Republic board of directors prior to the effective time of the Merger, determined by the Republic board of directors to be “independent” of Republic under the rules of the NYSE and designated by Republic to be members of the Republic board of directors as of the effective time of the Merger, or (2) subsequently nominated or appointed to be a member of the Republic board of directors by the Continuing Republic Committee;

•	the Republic board of directors was required to have a “Continuing Allied Committee,” consisting solely of five Continuing Allied Directors, defined as directors who were either (1) members of the Allied board of directors prior to the effective time of the Merger, determined by the Allied board of directors to be “independent” of Allied and Republic under the rules of the NYSE and designated by Allied to be members of the Republic board of directors as of the effective time of the Merger, or (2) subsequently nominated or appointed to be a member of the Republic board of directors by the Continuing Allied Committee;

•	the Republic board of directors had to be comprised of eleven members, consisting of (1) the Chief Executive Officer of Republic, (2) five Continuing Republic Directors, and (3) five Continuing Allied Directors;

•	at each meeting of the Republic stockholders at which directors were to be elected, (1) the Continuing Republic Committee had the exclusive authority on behalf of Republic to nominate as directors of the Republic board of directors, a number of persons for election equal to the number of Continuing Republic Directors to be elected at such meeting, and (2) the Continuing Allied Committee had the exclusive authority on behalf of Republic to nominate as directors of the Republic board of directors, a number of persons for election equal to the number of Continuing Allied Directors to be elected at such meeting;

•	all directors nominated or appointed by the Continuing Republic Committee or the Continuing Allied Committee, as the case may be, had to be “independent” of Republic for purposes of the rules of the NYSE, as determined by a majority of the persons making the nomination or appointment; and

•	(1) if any Continuing Republic Director was removed from the Republic board of directors, became disqualified, resigned, retired, died or otherwise could not or would not continue to serve as a member of the Republic board of directors, such vacancy could only be filled by the Continuing Republic Committee, and (2) if any Continuing Allied Director was removed from the Republic board of directors, became disqualified, resigned, retired, died or otherwise could not or would not continue to serve as a member of the Republic board of directors, such vacancy could only be filled by the Continuing Allied Committee.
Pursuant to Republic’s Amended and Restated Bylaws, the number of directors shall be fixed from time to time by resolution of the Board and shall consist of not more than 12 members (the majority of which must be independent of Republic for purposes of the rules of the NYSE). The entire Board will stand for election by the stockholders of Republic each year at Republic’s annual meeting. Vacancies on the Board may be filled either by the Board or by Republic’s stockholders. Republic’s Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending candidates to the entire Board for nomination and election to the Board. Based on such recommendation, the entire Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders.
Committees of the Republic Board of Directors
In addition, the repealed Article IX provided that, other than with respect to the Continuing Republic Committee or Continuing Allied Committee:
•	each committee of the Republic board of directors had to be comprised of five members, consisting of three Continuing Republic Directors and two Continuing Allied Directors;

•	the initial chairperson of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee of the Republic board of directors as of the effective time of the Merger was, in each case, the Continuing Republic Director who was the chairman of such committee immediately prior to the effective time of the Merger; and

•	each Continuing Republic Director and Continuing Allied Director serving on the Audit Committee, the Nominating and Corporate Governance Committee or the Compensation Committee of the Republic board of directors had to qualify as “independent” under the rules of the NYSE and, as applicable, the rules of the SEC.
Pursuant to Republic’s Amended and Restated Bylaws, committees may consist of one or more directors of Republic. Going forward, the Nominating and Corporate Governance Committee, after consultation with the Chairman and CEO, shall recommend to the Board for approval, and the Board shall approve, all assignments of committee members, including designations of the chairs of the committees pursuant to Republic’s Corporate Governance Guidelines. Further, Republic’s Corporate Governance Guidelines provide that each of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee shall consist solely of independent directors.
The preceding summary is qualified in its entirety by reference to the Amended and Restated Bylaws of Republic Services, Inc., filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Republic Services, Inc., as of October 28, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 30, 2009

REPUBLIC SERVICES, INC.

By:	/s/ Tod C. Holmes
Tod C. Holmes
Executive Vice President and Chief Financial
Officer (Principal Financial Officer)

By:	/s/ Charles F. Serianni
Charles F. Serianni
Senior Vice President and Chief Accounting
Officer (Principal Accounting Officer)